UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MP VENTURES, INC.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	6531	46-5398448
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

310 Olive St Long Beach, NY	11561
(Address of principal executive offices)	(Zip Code)

Mr. Mark Poretsky

Chief Executive Officer

310 Olive St. Long Beach, NY 11561

(516) 247-1917

(Name, address and telephone number of agent for service)

with copies to:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

800 W. 5th Ave, Suite 201a

Naperville, IL 60563

(888) 978-9901 x1

SEC File No. _____________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee [1]
Common Stock	2,000,000	$.10	$200,000.00	$257.60

(1) Calculated under Section 6(b) of the Securities Act of 1933 as .0001288 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

PROSPECTUS – SUBJECT TO COMPLETION DATED AUGUST 29, 2014

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

MP Ventures, Inc.

Up to 2,000,000 Common Shares at $.10 Per Shares

This is the initial public offering of shares of our common stock. We are offering 2,000,000 shares of our common stock at a price of $0.10 per share. Our common stock is not low listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. While we intend to apply for the quotation of our common stock on the OTC Bulletin Board or OTCQB upon effectiveness of the registration statement of which this prospectus forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agreed to file on our behalf the necessary documentation with the Financial Industry Regulatory Authority for such application for quotation to be approved.

The offering will commence on the effective date of this prospectus and will terminate on or before ___________

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to July 31, 2014 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference “Risk Factors” beginning on page 8 herein for additional information regarding the risks associated with our company and common stock, which includes, but is not limited to:

•

The industry in which we operate is highly competitive and there can be no assurance that our business model will allow us to generate sufficient revenue to obtain market share and continue to meet our obligations as they come due;

•

Irrespective of the outcome of our efforts to sell our common stock in this offering, our Chief Executive Officer will own a substantial majority of the total issued and outstanding shares of our common stock and thus will be able to exert significant influence over the Company; and

•

Our performance is subject to general economic conditions, which may adversely impact our ability to generate revenue and maintain profitability.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SEE "RISK FACTORS" STARTNG ON PAGE 13, FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS DATED AUGUST 29, 2014

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	8
PROSPECTUS SUMMARY	8
RISK FACTORS	13
USE OF PROCEEDS	22
DETERMINATION OF OFFERING PRICE	23
DILUTION	24
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	27
BUSINESS OPERATIONS	28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	35
EXECUTIVE COMPENSATION	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
INTEREST OF NAMED EXPERTS	39
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	40
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	46
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	47
WHERE YOU CAN FIND ADDITIONAL INFORMATION	49
FINANCIAL STATEMENTS	50
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
EXPERTS	24
AVAILABLE INFORMATION	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24
INDEX TO THE FINANCIAL STATEMENTS	25

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying buyers of real estate, , the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “MP” refer to MP Ventures, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Our Company

Organization:

The registrant was incorporated in the State of Nevada on April 14, 2014. Our principal executive offices are located at 310 Olive St., Long Beach, New York. Our telephone number is (516) 247-1917

Management:

Our Chief Executive Officer is Mr. Mark Poretsky. Mr. Poretsky represents our lone employee.

Plan of Operations:

The registrant will seek to provide property management services to the owners of distressed real estate assets, including pre-foreclosure residential real properties, real estate owned “REO” residential properties and property tax liens on residential real properties. As we acquire these clients, our business model will develop to include the purchase of such properties with the intent to generate revenue through the leasing of such properties.

Historical Operations:

In anticipation of launching our business, our Chief Executive Officer has been researching various distressed real estate assets and then seeking to communicate with the owners of such properties in an effort to market our property management services to them. The Company believes that such efforts will lead to the acquisition of clients from which the company can generate revenue.

Current Operations:

Since inception, our Chief Executive Officer has been meeting researching and monitoring various real estate foreclosure auctions as well as property tax lien and property tax certificate auctions. Moreover, he has researched and investigated various residential real properties that are pre-foreclosure or REO by communicating with property owners as well as mortgage lending financial institutions.

Going Concern:

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have an accumulated deficit of at and have had no significant revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The registrant has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction. Moreover, we are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

The Offering

Type of Securities Offered:

Common Stock.

Common Shares Being Sold In this Offering:

Two Million (2,000,000).

Offering Price:

The Registrant will offer its common shares at $.10 per share.

Common Shares Outstanding Before the Offering:

Five Million (5,000,000).

Termination of the Offering:

The offering will commence of the effective date of this prospectus and will terminate on or before ___________.

Market for our Common Stock:

There is presently no public market for our common shares.  We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control:

Mark Poretsky, our Chief Executive Officer and only director, currently owns all the issued and outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock Regulation:

The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock.  These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.

The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

·

2.

The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

·

3.

The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

·

4.

The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, available to Emerging Growth Companies. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

MP VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the period April 14, 2014 (Inception)to July 31, 2014
(Audited)

Revenues	$2,000

Operating Expenses	7,826

Net Income(Loss) from Operations	(5,826)

Other Income(Expenses)
Interest Expense	0

Net Income(Loss) from Operations
Before Income Taxes	(5,826)

Tax Expense	0

Net Income(Loss)	$(5,826)

Basic and Diluted Loss Per Share	(0.001)

Weighted average number
of shares outstanding	5,000,000

 RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

Our generating minimal revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of July 31, 2014, we have generated minimal revenues and incurred a loss of $5,826. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

 After we attempt to increase operations, we will face increasing competition from domestic and foreign companies.

The real estate industry in throughout the world is fragmented. Our ability to compete against other domestic and international enterprises will be, to a significant extent, dependent on our ability to distinguish our services from those of our competitors by differentiating our marketing approach and identifying attractive real estate to market and sell. Some of our competitors have been in business longer than we have and are more established. Our competitors may provide services comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition may result in reduced margins and loss of market share, any of which could materially adversely affect our profit margins after we commence operations and generate revenues.

Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

Although we have not yet generated significant revenues, general economic conditions could reduce our revenues after we commence operations .

We have not yet generated significant revenues. General economic conditions in the world and particularly in the United States where we will market our property management services could have an impact on our business and financial results after we commence operations. The global economy in general remains uncertain. As a result, individuals and companies may delay or reduce expenditures. Weak economic conditions and/or softness in the consumer or business channels after we commence operations and generate revenues could result in lower demand for real estate and lower rental rates, resulting in lower commissions, earnings and cash flows.

If property owners do not renew a significant number of management services agreements, our business would be adversely affected.

We provide property management services to property owners pursuant to management services agreements, which generally have one-year terms.  The contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time.  If property owners do not renew a significant number of management services agreements or if we are unable to attract additional property owners, it would have a material adverse effect on our business and financial results.

Our operations are currently concentrated in only one county of Illinois.

We currently manage one property in Cook County, Chicago, Illinois. This property accounts for all of our revenues. Accordingly, we are susceptible to adverse developments in the economy, weather conditions, competition, consumer preferences and demographics in this region. For example, recessionary pressures impacting our principal market by, among other things, decreasing real property values, may have a material negative effect on our ability to sign-up and retain customers, who may seek to perform these services themselves. Due to our susceptibility to such adverse developments, there can be no assurance that the current geographic concentration of our business will not have a material adverse effect on us and our results of operations.

If we are unable to successfully expand into new geographic areas, we may not be able to increase our results of operations and, as a result, the price of our common stock may decrease.

We plan to expand our business to new geographic areas outside of Chicago, Illinois. We will incur additional risks to the extent we develop operations in geographic areas in which we do not have experience or develop a different a business model in the new areas, including:

•	acquiring the necessary materials and labor in sufficient amounts and on acceptable terms,

•	adapting our business methods to different geographies and climates, and

•	reaching acceptable sales levels in such areas.

In addition, we may have difficulty attracting potential customers from areas and to a market in which we have not had significant experience.

As we increase operations, our earnings may be sensitive to fluctuations in market prices and demand for our products.

In addition, after we commence operations, the demand for real estate could decline, whether because of supply or for any other reason, including other real estate considered to be superior by end users. A decrease in the selling price received for real estate, or a decline in demand for real estate after we commence operations could have a material adverse effect on our business, results of operations and financial condition.

Because we do not own nor develop any of the real estate that we will sell, after we commence operations, we will be entirely dependent on existing owners of real estate, and our sales, cash flows from operations and results of operations may be negatively affected if  owners of real estate would cease offering their real estate for sale.

We currently have a limited network of owners of real estate that we intend to offer our property management services to.  Further, we currently have only one customer .We anticipate that initially we will develop relationships only with a small number of owners of real estate. We do not anticipate that we will establish long-term agreements with such parties, which will us particularly vulnerable to factors beyond our control. Events such as a decrease in demand for rental real estate could adversely impact our business, thereby lowering revenues and decreasing profit margins.

We face intense competition within our industry, and our inability to compete effectively for any reason could adversely affect our business.

The real estate property management market is highly competitive, and as such our services will face strong competition. We will compete primarily on the basis of service offering availability, customer service and price. Many of our competitors are, or are affiliated with, large diversified companies that have substantially greater marketing or financial resources than we have. These resources give our competitors greater operating flexibility that, in certain cases, may permit them to respond better or more quickly to changes in the industry or to introduce new services  more quickly and with greater marketing support. Increased competition could result in lower profit margins, substantial pricing pressure, reduced market share and lower operating cash flows. Price competition, together with other forms of competition, could have a material adverse effect on our business, financial position, results of operations and operating cash flows.

We are dependent on our real estate services marketing and sales business line which does not permit us to spread our business risk among different business segments and, thus, a disruption in the real estate market would harm us more immediately and directly than if we were adequately diversified.

We will operate mainly in the real estate property management industry and we do not expect this to change materially in the near future. Without business line diversity, we will not be able to spread the risk of our operations. Therefore, our business opportunities, revenue and income could be more immediately and directly affected by disruptions from such things as the demand for rental real estate. If there is a disruption as described above, our revenue and income will be reduced, and our business operations may have to be scaled back.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder and Chief Executive Officer Mark Poretsky. If we lose his services or if he  fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our founder and Chief Executive Officer Mark Poretsky is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $60,000 in connection with this registration statement and thereafter $75,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Our Chief Executive Officer Mark Poretsky who is primarily responsible for managing our business is involved in potentially competing business ventures and will devote less than full time to our business which may impede our ability to implement our business plan.

 Our founder and Chief Executive Officer Mark Poretsky is involved in potentially competing business ventures and will devote less than full time to our business. We have no other officers or employees at this time. As a result, our management may not currently be able to devote the time necessary to our business to assure successful implementation of our business plan. Further, although he intends to terminate their involvement in potentially competing business ventures currently creating a conflict of interest if and when our securities become qualified for quotation on the OTC Bulletin Board, there is no guarantee that this will happen or that they will terminate these activities even if it does happen. We believe based upon assurances received from him that if it does not or they do not, that he will conduct business consistent with his fiduciary duties to us minimizing to the maximum extent possible conflicting activities .

If we are unable to sign contracts with a significant number of companies to utilize our services, our business may fail.

The success of our business requires that we enter into contracts with various companies. If we are unable to conclude agreements with such institutions, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-

a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement:

-

an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-

an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

-

an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

-

an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

    - the first fiscal year following the fifth anniversary of this offering,

    - the first fiscal year after our annual gross revenues are $1 billion or more,

    - the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible    debt securities, or

    - as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

 We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are zero (0) shares of our common stock held by non-affiliates and 5,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

2,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Chief Executive Officer and Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions .

Our Chief Executive Officer and Director Mark Poretsky owns all of our outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Director Mark Poretsky owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

Because our Chief Executive Officer and Director holds all of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Chief Executive Officer and Director Mark Poretsky owns all of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus the Company had 5,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 70,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

 Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$50000	$100000	$150000	$200000
TOTAL BEFORE EXPENSES	50000	100000	150000	200000
OFFERING EXPENSES
Legal and Accounting	23500	23500	23500	23500
Publishing/EDGAR fees	2500	2500	2500	2500
Transfer Agent	3000	3000	3000	3000
SEC Filing fee	250	250	250	250
TOTAL OFFERING EXPENSES	29250	29250	29250	29250
NET AFTER OFFERING EXPENSES	20750	70750	120750	170750

EXPENDITURES(1)
Legal & Accounting	10000	12500	15000	17500
Office Lease & Expansion (Equipment)	4,800	7,800	8,800	9,800
Web site development & testing	2000	2000	2000	2000
Marketing/Advertising	2200	35588	70462	105337
Wages	0	11862	23487	35112
Misc. Expenses	1000	1000	1000	1000
Total	20750	70750	120750	170750

Net Remaining Balance	-0-	-0-	-0-	-0-

The above figures represent only estimated costs. Mr. Poretsky, our Chief Executive Officer and Director has given us a verbal commitment that he will loan us up to $15,000 as needed to pay any additional expenses.  Therefore, management believes that they will be able to cover our general and/or administrative expenses if sufficient offering proceeds are not obtained. There can be no guarantee, however, that Mr. Poretsky will ever extend a loan to the company. There will be no due date for the repayment of the funds advanced by Mr. Poretsky. Mr. Poretsky will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implementation of our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

•

for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC

•

for sales and marketing; and

•

for wages for new employees

Our current corporate offices are located at 310 Olive St. Long Beach, NY 11561. Our telephone number is (516) 247-1917. These offices, which are within our Chief Executive Officer and Director’s home, are provided free of charge by Mark Poretsky, an officer and director.. Mr. Poretsky has indicated to us that he does not intend to charge the Issuer rent for use of such space at anytime in the future. Should the Issuer raise sufficient capital, it expects to rent space in the vicinity of our current office space. Leases for space suitable to conduct our operations at a nominal level would begin at approximately $2,000 per month.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such.   The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-

our lack of operating history

-

our lack of significant revenues

-

our growth potential

-

competition within our markets

-

the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.   Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of July 31, 2014, our net tangible book value was $(5,826), or $(0.001) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 5,000,000, the number of shares of common stock outstanding at July 31, 2014.

The following table sets forth as of July 31, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.20 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.20	0.20	0.20	0.20
Post offering net tangible book value	$44,212	$94,212	$144,212	$194,212
Post offering net tangible book value per share	$0.008	$0.012	$0.022	$0.028
Pre-offering net tangible book value per share	-$0.001	-$0.001	-$0.001	-$0.001
Increase (Decrease) in net tangible book value per share after offering for original shareholder	$0.009	$0.013	$0.023	$0.029
Dilution per share for new shareholders	0.092	0.088	0.078	0.072
% dilution	95.00% %	85.00% %	80.00% %	75.00%
Capital contribution by purchasers of shares	50000	100000	150000	200000
Capital Contribution by existing stockholders	$500.00	$500.00	$500.00	$500.00
Percentage capital contributions by purchasers of shares	99%	99.9850% %	99.9900% %	99.9925%
Percentage capital contributions by existing stockholders	0.3%	0.12%	0.01%	0
Gross offering proceeds	$50000	$100000	$150000	$200000
Anticipated net offering proceeds	$20750	$70750	$120750	$170750
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	5500000	6000000	6500000	7000000
Purchasers of shares percentage of ownership after offering	9.09%	16.67%	23.08%	28.57%
Existing stockholders percentage of ownership after offering	90.91%	83.33%	76.92%	71.43%

Assuming the Issuer sells the entire officer of 2,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of July 31 2014 would have been $194,212 and $.028 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $.029 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $.029 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

  PLAN OF DISTRIBUTION

This prospectus relates to the sale of 2,000,000 common shares. Our lone officer and director Mark Poretsky will deliver prospectuses to these individuals and to others who he believes might have interest in purchasing part of this offering. We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions.   In order to buy shares you must complete and execute the subscription agreement and return it to the Company. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company’s selling efforts in the offering, Mark Poretsky will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Poretsky is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Poretsky will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mr. Poretsky is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Poretsky will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Poretsky will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The offering will commence on the effective date of this prospectus and will terminate on or before _______________

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

   -   Make a suitability determination prior to selling penny stock to the purchaser;

   -   Receive the purchaser’s written consent to the transaction; and

   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

We will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.10 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.10 until a market develops for the stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $.0001 par value per share. As of the date of this registration statement, there were 5,000,000 shares of common stock issued and outstanding held by one (1) shareholder, our Chief Executive Officer and Director Mark Poretsky

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup , the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

Anti-Takeover Law

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Indemnification for Securities Act Liabilities

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

BUSINESS OPERATIONS

The company was incorporated on April 14, 2014 in the state of Nevada.  From inception, our officer sought to create a business plan for our operations. To help establish the new business, our Chief Executive Officer Mr. Poretsky  has directly solicited property owners that he has relationships with in the real estate business.

Due to startup costs, legal and accounting expenses, the company has suffered net losses of $5,826   from inception to July 31, 2014

Services

The Company offers property management and consulting services to residential and commercial real estate property owners who rent or lease their property to third party tenants. Our services will be initially offered primarily in the New York City area and Cook County, Illinois (which is part of the Chicago, Illinois area), but it is our intention to expand our services nationwide. We currently manage one initial property in Cook County, Chicago, Illinois, which is a mult-unit residential building, as well as managing a portfolio of mechanics liens on various other properties located in the Chicago area. Our services agreement with the owner of the property, Allied Investments provides that we are to be paid the sum of $2,000 per month. We expect to sign management services agreements with other residential and commercial property owners over the next several months, based on our current active discussions and outreach to property owners.

More specifically, our services include:

We offer a comprehensive package of basic services to every client. We price these services based on either a flat monthly fee arrangement or a percentage of the rental income attributable to the property we manage on a monthly basis, typically  at a rate of 10%. These services include:

•

Advertising properties for rent;

•

Showing properties to prospective tenants

•

Drafting, amending, terminating lease agreements

•

Enforcing lease provisions

•

Maintaining state and local building code compliance

•

Providing for repairs where necessary on properties

•

Preparing, filing and enforcement of mechanics liens

•

Debt collection

•

Handling and resolving tenant complaints and concerns

Additionally, we offer other services to our clients for which we negotiate pricing per service rendered. These services include:

•	remodeling and repairing leased premises,
•	providing appraisal services for the property owners,
•	advertising for sale an owner’s property and assisting in the sale process,
•	assisting clients in purchasing new properties, and
•	providing bookkeeping and tax assistance to clients.

Revenues

The company will offer its services on a percentage of rents collected basis. Typically this figure is three and one-half (3.5%) percent.  Any other services needed will be billed at a per contract fee, or as an hourly fee as per negotiation with the particular client. All services will be billed on a net 30 day basis.

Marketing Program

The primary objective of the company’s marketing program will be to establish the company as a leader in providing of property management services for individuals and businesses owning rental properties.  This objective will be accomplished through a comprehensive public relations approach that includes, but is not limited to the following:

   -   media relations;

   -   internet marketing

   -   telemarketing sales programs; and

   -   proactive media outreach.

The PR program will use every opportunity to garner media coverage, increase visibility, and heighten awareness of the company and the range of services that it provides. The company will be presented to property owners across the country, while we have initially focused our efforts in the New York City and Chicago, Illinois area.  The goals of the company’s public relations program are:

   -   Clearly establish the registrant as a leading provider of property management services

   -   Differentiate the registrant in terms of cost competitiveness and its range services from perceived competitors

   -   Create a greater awareness of the registrant with potential customers and partners

   -   Identify the company as strong, trusted, and progressive through its partnerships and services

Advertising

The company plans to implement strategic advertising campaigns focused on brand name recognition.  Advertising campaigns will generally focus on internet marketing and direct telephone solicitation, although other means of advertising will also be considered and implemented.

The company is implementing policies and procedures to control advertising or promotions that will be utilized in its strategic alliances.  These policies and procedures are necessary to assure the proper representation of the company at all times and include the pre-approval of all advertising material and restrictions on how strategic alliances can advertise using the MP Ventures brand.

Pricing

Costs associated with the customer acquisition, retention, continued product development, overhead and management and continued servicing are budgeted individually for each projects.  Contingencies are allowed for as deemed necessary.  Then market pricing will be reviewed based on current competitors’ prices, along with a market survey of the satisfaction with these prices and the associated services.  Management is of the opinion that the pricing of our services, will represent a savings to the customer, and yet still provide better-than-market returns on sales.

Business Strategy

The company intends to provide property management to meet our clients’ needs supported by highly qualified and experienced team of professionals.  The company’s strategy is to leverage broad geographic reach, long-term client relationships, and full-range and service offerings to become a larger, more robust real estate services firm.  The company’s growth plan is focused on the achievement of four primary objectives:

Expanding business from existing relationships.  A principal component of our strategy is to secure property owner-clients from existing relationships.  We believe that we will be able to leverage the experience of our Chief Executive Officer to attract and retain new clients.

Growing our client base.  We will continue to focus on attracting clients.  We plan to develop new client relationships primarily by leveraging the significant contact networks of our management team through referrals.  In addition, we believe we will attract new clients by building our brand name and reputation and through our marketing efforts, primarily internet advertising and telemarketing.  We anticipate that our growth efforts will continue to focus on identifying strategic target accounts that tend to be large companies.

Expanding geographically.  We will expand geographically to meet the demand for property management services, typically in areas that have experience a high number of residential foreclosures

Providing additional professional service offerings.  We will continue to develop and consider entry into new professional service offerings centered on real estate.  Our considerations when evaluating new professional service offerings include cultural fit, growth potential, profitability, cross-marketing opportunities, and competition.

We have developed the following business strategies to achieve these objectives:

Hire and retain highly qualified, experienced third party associates.  We believe our highly qualified, experienced third party associates will provide us with a distinct competitive advantage.  Therefore, one of our priorities is to attract and retain high-caliber real estate management professionals.  We believe we will attract and retain qualified professionals by providing challenging work assignments, competitive compensation and benefits, and continuing education and training opportunities, while offering flexible work schedules and more control over choosing client engagements.

Build consultative relationships with clients.  We will emphasize a relationship-oriented approach to business rather than a transaction-oriented or assignment-oriented approach.  We believe the real estate professional services experience of our associates will enable us to understand the needs of our clients and to deliver an integrated, relationship-oriented approach to meeting their needs.  We will regularly meet with our existing and prospective clients to understand their business issues and help them define their project needs.  Once a project is defined, we will identify third party associates with the appropriate skills and experience to meet the client’s needs.  We believe that by establishing relationships with our clients to solve their needs, we are more likely to generate new opportunities to serve them.

Provide methods, and practices that drive tangible results.  Our technology recommendations   will provide an integrated approach to identifying, acquiring, and retaining customers in order to help organizations maximize the value of customer interactions and improve corporate performance.  The company’s computer systems will be designed to help organizations perform and coordinate their operations across multiple communication channels (i.e. Internet, telephone, fax, e-mail, and in person) while providing their customers with a single, consistently high standard of service.

Build Our objective is to build the MP Ventures brand as the premier provider of property management services  Our primary means of building our brand is by consistently providing high quality, value-added services to our clients.  In addition, we will have ongoing marketing efforts that will reinforce the MP Ventures brand.

Market Analysis

In order to determine and evaluate potential sales and service contracts, the registrant will obtain reports from local and regional commissions, Economic Development Counsels, and through public resources, including circuit court foreclosure records. Prior to accepting any new projects, the registrant will perform market and financial analysis to determine whether the location provides adequate opportunity.  That detailed information will include the following:

   -  Number of properties on the market

   -  Total number of vacancies per property.

   -  Total number of non-owner occupied properties

   -  Environmental reports

   -  Copies of existing zoning maps

   -  Proposed zoning regulations;

   -  Deeds;

   -  Title insurance; and

   -  Tax bills

   -  financial information

   -  plus all the other due diligence information to assess a property.

We then verify the accuracy of these documents and determine how the information contained in the documents impacts the property for sale

Sales Objectives

The registrant intends to introduce its services to the marketplace in several phases, formulated to capture revenue streams from clients that they currently have existing relationships with and attempt to bring these clients on board to the registrant, and obtain new revenues as the market matures.

The registrant’s path to revenue and growth will be through acquiring clients from:

   -  organizations which management has strategic relationships;

   -  obtaining clients from competitors by competing on the basis of lower price and better service offerings

   -  implementation of our marketing plan.

Given the several month lag attendant to major implementations at the larger institutions, the registrant will pursue dual-paths in its marketing.  While targeting the existing relationships, the registrant will also continue to do marketing and advertising.

Sales and Marketing

The registrant intends to introduce there services through different social organizations and group events representing a savings to the clients and a profit to the registrant delivering superior services through economies of scale. The registrant plans to penetrate the marketplace by demonstrating a cost savings model emphasizing:

   -  Increased customer satisfaction, which leads to an increase in reoccurring sales; and

   -  Additional revenues through sales of complimentary property management products and/or services.

Marketing activities will include customer market analysis, service marketing, brand awareness, advertising, public relations, and educating organizations in our target markets. The registrant will target the following industry segments:

Residential property investors

Corporate purchasers of bulk Real Estate Owned “REO” properties

The registrant’s target markets within the before mentioned segments will include, among others:

Local and regional mortgage lending institutions;

Real Estate Investment Trusts;

Real Estate Holding Companies; and

Individual Real Estate Investors.

Strategic Partners and Alliances

The registrant will leverage sales and delivery alliances with companies whose capabilities complement its own, either by enhancing the registrant’s services, or by helping extend offerings to new geographies.  By combining alliance partners’ products and services with the registrant’s capabilities and expertise, the registrant intends to create innovative, high-value business solutions for its clients.  Some alliances will be specifically aligned with the registrant’s offerings, thereby adding skills, technology and insights that are applicable across the Real Estate industry.

Currently, the company does not have any strategic partners or alliances.

Intellectual Property

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Research and Development

We have not spent any funds on research and development.

Governmental Regulation

The company and its brokers, salespersons and, in some instances, property managers are regulated by the areas in which it does business.  These regulations may include licensing procedures, prescribed professional responsibilities, and anti-fraud provisions.  The company’s activities are also subject to various local, state, national, and international jurisdictions’ fair advertising, trade, housing and real estate settlement laws, and regulations and are affected by laws and regulations relating to real estate and real estate finance and development.

The Company does not believe there exists any state or locality that requires property management companies to be licensed with that respective jurisdiction.

Competition

The company competes in a variety of service businesses within the real estate industry.  Each of these business areas is highly competitive on a national as well as international level.  The company faces competition not only from other regional and national service providers, but also from global real estate providers, boutique real estate advisory firms and appraisal firms.  Although many of the company’s competitors are local or regional firms that are substantially larger such as CB Richard Ellis, Jones Lang LaSalle, and Cushman & Wakefield, all of which have global platforms.

While there can be no assurances that the company will ever be able to compete effectively, maintain current fee levels or margins, or maintain or increase its market share, based on its competitive strengths, the company believes that it can develop the infrastructure and personnel to operate in this highly competitive industry.  The ability to do so, however, depends upon the company’s ability to, among other things; successfully manage through the disruption and dislocation of the credit markets and the weak national and global economies.

Our end-to-end customer service begins before a sale is made and continues throughout implementation and deployment.  Executive sponsorship, implementation effectiveness reviews, satisfaction surveys, global support programs, and rigorous management of customer satisfaction are key elements of our customer service process. The registrant will provide a flexible, responsive and customer focused service program through its potential distributors to provide thoughtful analysis to create solutions for their customers that create lifetime value.

The registrant intends to design a user-friendly website organized to exceed the needs of our customers. The purpose of our website is not to replace our customer intelligence staff, but rather to enhance the response time and quality of service we are able to offer.  After completing our support forms, our customers will be assigned a unique support ticket that is monitored 24/7.

Strategic Positioning

The company intends to capitalize on the opportunity the real estate market presents through its competitive advantages.

Competitive Advantages include:

-

Cost

-

Familiarity with real estate law and building code compliance

-

Quality of service and

-

Fast delivery of service

Sales Objectives

The registrant intends to introduce its products and services to the marketplace in several phases, formulated to capture revenue streams from new clients as well as utilizing existing relationships, and obtain new revenues as the market matures.

The registrant’s path to revenue and growth will be through acquiring clients from:

-  organizations which management has strategic relationships;

-  obtaining clients from competitors by demonstrating superior,

    quality, and reliability at a lower cost;

-  implementation of our marketing plan.

Employees

With the exception of Mark Poretsky we have no employees.  We have no employment agreements with any of our management.  Mr. Poretsky will devote his full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a commission basis only.  We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues. We expect to fulfill contracts with property owners through the use of subcontracted employees.

Mr. Poretsky will work on a fulltime basis once the company has enough revenue to sustain their full time employment.  At the present time he is spending approximately 20 hours a week or whatever time is necessary, to further develop the business.

Reports to Security Holders

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission.  Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information.  The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our corporate offices are located at 310 Olive St. Long Beach, NY 11561. Our telephone number is (516) 247-1917. These offices are provided free of charge by Mark Poretsky, an officer and director.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Mark Poretsky	58	Founder, Chief Executive Officer, President and Director
Mark Poretsky	58	Secretary

Mark Poretsky, President, Chief Executive Officer, Chief Financial Office and Director and Secretary

Mr. Poretsky attended Queens College From 1972- 1974. from 1974-1984 he worked  for Grand Dell Nursing facility on its kosher supervision staff.

In 1984 Mr. Poretsky received his Real estate license and took a job working as a broker for Leo F Strum Corp from 1984-1994 selling managing residential real estate.

Beginning in 1994, Mr. Poretsky has been self employed as a real estate broker selling and marketing residential real estate in the greater New York City area.

The registrant contends that Mr. Poretsky’s background in management as well as real estate sales agent, make him uniquely suited to not only identify potential clients to the company, but also organize and arrange for the services we intend to offer to property owners.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.

Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Compensation

Since inception, we have not paid any compensation to our officers.  Mr. Poretsky purchased his 5,000,000 common shares for $500 in cash from personal funds.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Term

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our board of directors is currently composed of one member, Mark Poretsky, who does not qualified as an independent director in accordance with the published lisiting requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that het director is not, and has not been for at lease three years, one of our employee and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Committees of the Board of Directors

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) for the period ending July 31, 2014:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation ($)		All Other Compensation ($)		Total ($)

Mark Poretsky	Period ending July 31, 2014		-0-		-0-		-0-		-0-		-0-		-0-		-0-		-0-

There are no current employment agreements between the company and its officers.

Mr. Poretsky currently devotes approximately twenty five hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 17 310 Olive St. Long Beach, NY 11561.

Name	Number of Shares of Common stock	Percentage
Mark Poretsky	5000000	100%

All executive officers and directors as a group [1 persons]	5000000	100%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 5,000,000 shares of common stock outstanding as of July 31, 2014

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Mark Poretsky.  He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Mr. Poretsky owns 5,000,000 common shares for which he paid $500.

Advances from related party

Mark Poretsky, our Chief Executive Officer and Director has extended a loan to the Company in the amount of $6,788 to pay for accounting, auditing and legal services related to this offering.. The loan has no maturity date and does not bear interest. Mr. Poretsky will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation. There exists no formal document or promissory note indicating the loan made by Mr. Poretsky.

Mr. Poretsky, our Chief Executive Officer and Director has also given us a verbal commitment that he will loan us up to $15,000 as needed to pay any additional expenses. . There can be no guarantee, however, that Mr. Poretsky will ever extend a loan to the company. There will be no due date for the repayment of the funds advanced by Mr. Poretsky. Mr. Poretsky will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation. The loan will carry a per annum interest rate of five (5%) percent. There are no written agreements with Mr. Poretsky, an officer and director of the registrant.  Management is of the opinion that the terms of the verbal agreement are as favorable as those that could be obtained from unrelated parties.

Related party lease

The registrant leases office space pursuant to an unwritten lease with our Chief Executive Officer and Director Mark Poretsky.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to July 31, 2014 included in this prospectus have been audited by John Scrudato, C.P.A., who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by  Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 800 W. Fifth Ave, Suite 201a, Naperville, Il 60563. Mr. Tracy does not own any shares of the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

MP Ventures, Inc. or the Company, is a Nevada corporation formed on April 14 , 2014. Our principal executive office is located at 17 310 Olive St. Long Beach, NY 11561l

Our business will be the marketing and sale an international real estate.  We have not generated significant revenues from operations at this time

Since our inception we have engaged in the following significant operating activities:

•	Company set up
a.	Incorporate company in state of Nevada
b.	Set up main executive office in New York
c.	Open up bank account for the company

•	Secured initial capital by a contribution from our founder, Chief Executive Officer and Director

•	Commenced significant other operational activities, such as:
a.	Have researched and identified potential new clients
b.	Have arranged for and met with various potential clients
c.	Have drafted and began production of various marketing materials including a website

As of the date of this Prospectus, we have obtain a written agreement for our services with:

•	Allied Design Build Inc.

Results of Operations

For the period from  April 14, 2014 (date of inception) through July 31, 2014

Our cash balance is $1,462 as of July 31, 2014 with $7,788 in liabilities. Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We have may utilize funds from Mark Poretsky our Chief Executive Officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Poretsky however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have a limited operating history but have meaningfully commenced business operations based upon the amount of revenue we have been able to generate. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

We are a development stage company and have generated $2,000 in revenue through July 31, 2014. The revenue was generated pursuant to our agreement with Allied Design-Build Inc. which provides for a payment of $2,000 per month. Pursuant to our agreement with Allied, we provide real estate management services for certain properties owned by the company as well as service and place mechanics liens upon certain other properties Allied performed work upon. The services we provide include tenant management, property board-up and security, cleaning and janitorial, tenant marketing and working with legal counsel regarding various matters including building code violations and mechanics lien claims. The company and Allied area unrelated entities.

We incurred expenses of $7,826 which is comprised of professional fees including: legal ($3,500), accounting ($3,500) fees as well as miscellenous fees related to forming the registration.  This constitutes an aggregate loss of $5,826. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we do not receive any proceeds from the offering , we may be compelled to seek a loan from Mr. Poretsky, who has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. There can be no assurance, however, that Mr. Poretsky will want to make a loan or will have the funds available personally to make such a loan.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We are highly dependent upon the success of this and future offerings of our securities. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably market and sell our real estate sales and related property management services. Our plan of operations following the completion is as follows:

Income & Operation Taxes

We are subject to income taxes in the U.S.

Net Loss

We incurred net losses of $5,826 for the period from April 14, 2014 to July 31, 2014

Liquidity and Capital Resources

At July 31
2014

Current Ratio*	.44
Cash	$1,462
Working Capital***	$-4.326
Total Assets	$3,462
Total Liabilities	$7,788

Total Equity	$-4,326

Total Debt/Equity**	-51.8

______

*Current Ratio = Current Assets /Current Liabilities.

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

*** Working Capital = Current Assets – Current Liabilities.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these costs could range up to $45,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because we have not yet completed development of our product line, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.   Our estimated costs based on discussions with each professional include accountants/auditors, legal counsel and transfer agents are breakdown yearly as follows:

Accounting & Audit

.

.

.

$15,000

EDGAR & EXBRL

.

.

.

$15,000

Legal

.

.

.

.

.

$10,000

Transfer Agent

.

.

.

.

$2,500

Misc Costs & Printing

.

.

.

$2,500

The expenses related to this offering are estimated to be $15,000 and will have a negative impact on our liquidity.

Public Ofering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Plan of Operations

The registrant has not yet fully developed its marketing infrastructure. The registrant current client and its prospective clients have become known to the Company through the existing relationships of our officer Mark Poretsky and form referrals to him  Upon completion of our public offering, our specific goal is to profitably market and sell our services. Our plan of operations following the completion is as follows:

Create Sales and Marketing Programs: Mos 1-3

Create and develop marketing materials, including flyers, brochures and online videos. Create and develop company, Beginning online pay-per-click marketing programs. Purchase sales leads lists. Create direct mail and outbound telesales programs. Estimate cost: $40,000 - $300,000

Market to Existing Relationship and Referrals: Mos. 3-6

Leverage existing relationships of our Chief Executive Officer and Director  Mark Poretsky to create client base. Estimated cost: 15,000-30,000

Network at Industry  Trade Shows and Events Mos. 3-9

We plan to advertise through trade shows, a key component of our overall marketing campaign. Average trade show cost is about $3,700 for a booth and $3,000 to deliver goods – at least two shows per year. Estimated Cost: 10,0000

Pursue Strategic Alliances: Mos 3-9

We have already identified major real estate investors in the Chicago and New York markets. The initial list of property owners were created by reviewing online property records. We intend to reach these firms and individuals through direct marketing, including, specifically, telemarketing. Estimated cost: $5,000 - $10,000

Hire a Salesperson Mos. 8-12

If we sell all shares in this offering, we intend to hire a salesperson with experience and an established network in the real estate industry Their job would be to find new potential customers and to execute agreements with them to engage our services. Estimated Cost; $40,000-$60,000

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$50000	$100000	$150000	$200000
TOTAL BEFORE EXPENSES	50000	100000	150000	200000
OFFERING EXPENSES
Legal and Accounting	23500	23500	23500	23500
Publishing/EDGAR fees	2500	2500	2500	2500
Transfer Agent	3000	3000	3000	3000
SEC Filing fee	250	250	250	250
TOTAL OFFERING EXPENSES	29250	29250	29250	29250
NET AFTER OFFERING EXPENSES	20750	70750	120750	170750

EXPENDITURES(1)
Legal & Accounting	10000	12500	15000	17500
Office Lease & Expansion (Equipment)	4,800	7,800	8,800	9,800
Web site development & testing	2000	2000	2000	2000
Marketing/Advertising	2200	35588	70462	105337
Wages	0	11862	23487	35112
Misc. Expenses	1000	1000	1000	1000
Total	20750	70750	120750	170750

Net Remaining Balance	-0-	-0-	-0-	-0-

Assuming we raise sufficient proceeds, to complete our management programs, we intend to buy software for marketing, real estate management, bookkeeping and operations and integrate them together. We intend to train our staff with the latest available real estate management/operations criteria in order to provide an integrated streamlined service to our clients.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls.  We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2014.  As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls.  Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act.  The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of   July 31, 2014 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Liquidity and Capital Reserves

As of July 31, 2014, the Company had $1,462 cash and our liabilities were $7,788.  The available capital reserves of the Company and anticipated revenue are sufficient for the Company to remain operational but not enough to expand and grow our operations per the business plan.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $45,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have minimal revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $45,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

Significant Accounting Policies

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Basis of Presentation

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Income Taxes

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Financial Instruments

Financial Accounting Standards statements No. 107, “Disclosures about Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

Per Share Information

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

 OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Sales of our common stock under Rule 144

There are zero (0) shares of our common stock held by non-affiliates and 5,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

Zero (0) of our shares held by non-affiliates and zero (0) shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had one (1) shareholder of record, our Chief Executive Officer and Director Mark Poretsky

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before June 30, 2014as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through June 30, 2014. At or prior to June 30, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2012.  If we do not file a registration statement on Form 8-A at or prior to June 30, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Financial Statements

MP Ventures, Inc.

April 14, 2014(inception) to July 31, 2014 (audited)

MP Ventures, Inc.

MP VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

July 31, 2014
(Audited)
Assets
Current assets
Cash and cash equivalents	$1,462
Accounts receivable	2,000
Total Current assets	3,462
Total Assets	$3,462
Liabilities and Equity

Current liabilities
Accrued Expenses	$7,788
Total Current Liabilities	7,788

Commitments and Contingencies - Note 6
REALCO INTERNATIONAL, INC. Shareholders' Equity
Common Stock, $0.0001 par value; 75,000,000 shares authorized at
7/31/14, 5,000,000 issued and outstanding 7/31/2014.
Common Stock	500
Contributed capital in excess of par	1,000
Accumulated deficit	(5,826)
Total Equity(Deficit)	(4,326)
Total liabilities and equity(Deficit)	$3,462

"The accompanying notes are an integral part of these financial statements"

1

MP VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the period April 14, 2014 (Inception)to July 31, 2014
(Audited)

Revenues	$2,000

Operating Expenses	7,826

Net Income(Loss) from Operations	(5,826)

Other Income(Expenses)
Interest Expense	0

Net Income(Loss) from Operations
Before Income Taxes	(5,826)

Tax Expense	0

Net Income(Loss)	$(5,826)

Basic and Diluted Loss Per Share	(0.001)

Weighted average number
of shares outstanding	5,000,000

"The accompanying notes are an integral part of these financial statements"

2

MP VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

For the period April 14, 2014 (Inception)to July 31, 2014
(Audited)
Cash flows from operating activities:
Net income (loss)	$(5,826)

(Increase)decrease in accounts receivable	(2,000)
Increase(decrease) in accrued expenses	7,788
Net cash used in operating activities	(38)

Cash flows from investing activities:
None	0
Net cash provided(used) by investing activities	0

Cash flows from financing activities:
Sale of common stock	1,500
Net cash provided(used) by financing activities	1,500

Increase in cash and equivalents	1,462

Cash and cash equivalents at beginning of period	0

Cash and cash equivalents at end of period	$1,462

"The accompanying notes are an integral part of these financial statements"

3

MP VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS - CONTINUED

For the period April 14, 2014 (Inception)to July 31, 2014
(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

None	$0

"The accompanying notes are an integral part of these financial statements"

4

MP VENTURES, INC.
STATEMENT OF STOCKHOLDER'S EQUITY(DEFICIT)
(A DEVELOPMENT STAGE COMPANY)
FOR THE PERIOD ENDED APRIL 14, 2014(INCEPTION), THROUGH JULY 31, 2014
"Audited"

	Common Stock	Common Stock			Accumulated
	Shares	Amount	ACIP		Deficit	Total

Initial Balances April 14, 2014(inception)	0	$0	$0	$	$0	$0
Capital stock issuance	5,000,000	500	1,000		0	1,500
Net Income 4/14/2014 to 7/31/2014	0	0	0.00		(5,826)	(5,826)

Balances July 31, 2014	5,000,000	$500	$1,000	$	$(5,826)	$(4,326)

"The accompanying notes are an integral part of these financial statements"

5

MP Ventures, Inc.

Notes to Financial Statements

as of July 31, 2014

Note 1.   Organization, History and Business

MP Ventures, Inc. (“the Company”) was incorporated in Nevada on April 14, 2014.

The Company was established for the purpose of property management and consulting services.

Note 2.   Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts and terms are recorded by contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to

6

MP Ventures, Inc.

Notes to Financial Statements

as of July 31, 2014

receive the benefit, which is generally the vesting period.

During the period April 14, 2014(inception) through July 31, 2014, the Company did not recognized any stock-based compensation.  No options have been granted to date.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period April 14, 2014 (inception) through July 31, 2014 the Company has incurred $7,789 in organization cost and offering cost.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of July 31, 2014.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

7

MP Ventures, Inc.

Notes to Financial Statements

as of July 31, 2014

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.   Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

7/31/2014

U.S statutory rate	34%
Less valuation allowance	(34)%
Effective tax rate	0%

The significant components of deferred tax assets and liabilities are as follows:

7/31/2014
Deferred tax assets

Net operating losses	$(5,826)

Deferred tax liability	-
Net deferred tax assets	1,981
Less valuation allowance	(1,981)
Deferred tax asset - net valuation allowance	$-

On an interim basis, the Company has a net operating loss carryover of approximately $1,789 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of July 31, 2014. The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period February 14, 2014(inception)

8

MP Ventures, Inc.

Notes to Financial Statements

as of July 31, 2014

through February 28, 2014, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction.  We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On February 14, 2014 the Company issued 5,000,000 of its authorized common stock to Mark Poretsky in exchange for $500.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of July 31, 2014 the Company had 5,000,000 shares issued and outstanding.

Note 6.   Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

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MP Ventures, Inc.

Notes to Financial Statements

as of July 31, 2014

Note 7   Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to MP Ventures, Inc. for the period April 14, 2014(inception) through July 31, 2014:

2014

Net Income (Loss)	$(5,826)

Weighted-average common shares outstanding basic:

Weighted-average common stock	5,000,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
outstanding- Diluted	5,000,000

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of July 31, 2014 the Company had a working capital deficit of $4,326 and an accumulated deficit of $5,826. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None.

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John Scrudato CPA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

MP Ventures, Inc.

We have audited the accompanying balance sheets of MP Ventures, Inc. (“the Company”) as of July 31, 2014 and the related statements of operations,  stockholder's equity, and cash flows for the period April 14, 2014(inception) through July 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MP Ventures, Inc. as of July 31, 2014 and the period April 14, 2014(inception) through March 31, 2014, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8, the Company has a short operating history and has incurred losses since inception of $5,826 and has a working capital deficit of $4,326. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

August 19, 2014

7 Valley View Drive

Califon, New Jersey 07830

                                Registered Public Company Oversight Board

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Prospectus

MP Ventures, Inc.

August 29, 2014

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 14, 2014, the Company offered and sold 5,000,000 share of common stock to our Chief Executive Officer and Director Mark Poretsky for a purchase price of $0.00006 per share, for aggregate offering proceeds of $500

These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities was issued to a non-US resident and bears a restrictive legend.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Contract with Allied Design-Build Inc
23.1	Consent of John Scrudato, CPA

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Long Beach, New York on  August 29, 2014.

MP VENTURES, INC.

By:	/s/ Mark Poretsky
Name:	Mark Poretsky
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Mark Poretsky
Mark Poretsky	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	08/29/14

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